UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2014

Arc Logistics Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36168	36-4767846
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Lease Agreement and Guaranty

On January 21, 2014, Arc Logistics Partners LP (“Arc Logistics”), through its wholly owned subsidiary of Arc Terminals Holdings LLC (“Arc Terminals”), entered into a 15-year triple net lease agreement (the “Lease Agreement”) relating to the use of a petroleum products terminals located in Portland, Oregon (the “Portland Terminal Facility”), pursuant to which Arc Terminals leased the Portland Terminal Facility from LCP Oregon Holdings, LLC (“LCP Oregon”), a wholly owned subsidiary of CorEnergy Infrastructure Trust, Inc. (“CorEnergy”). Arc Logistics guaranteed (the “Guaranty”) Arc Terminals’ obligations under the Lease Agreement. The 39-acre site has 84 tanks with a total storage capacity of 1,466,000 barrels and is capable of receiving, storing and delivering heavy and refined petroleum products.

The Lease Agreement has a fifteen year initial term and may be extended for additional five year terms at the sole discretion of Arc Terminals. The rent will be renegotiated for any extended term but in the event that the parties are unable to negotiate rent, the rent will increase each year according to a formula described below. During the initial term, Arc Terminals will make base monthly rental payments (to be increased on the fifth anniversary by the change in the consumer price index for the prior five years, and every year thereafter by the greater of 2 percent or the change in the consumer price index) and variable rent payments based on the volume of liquid hydrocarbons that flowed through the Portland Terminal Facility in a prior month. The base rent in the initial year of the Lease Agreement will be a minimum of approximately $230,000 per month through July 2014 (prorated for the partial month of January 2014) and approximately $417,522 for the month of August 2014 and each month thereafter. The base rent is also expected to increase each month starting with the month of August at a rate of one-twelfth of 11.5% of the costs incurred by LCP Oregon at the Portland Terminal Facility for specified construction costs, estimated at $10 million. Assuming such improvements are completed, the base rent will increase by approximately $96,000 per month. Variable rent will result from the flow of hydrocarbons through the Portland Terminal Facility in excess of a designated threshold of 12,500 barrels per day of oil equivalent. The base rent is not influenced by the flow of hydrocarbons. Variable rent is capped at 30% of total rent, which is the equivalent of the Portland Terminal Facility’s expected throughput capacity.

The Lease Agreement provides that Arc Terminals will be responsible for, among other matters, maintaining the Portland Terminal Facility in good operating condition, paying all utilities for the Portland Terminal Facility, insuring the Portland Terminal Facility and repairing the Portland Terminal Facility in the event of any casualty loss, paying property and similar taxes resulting from ownership of the Portland Terminal Facility, and causing the Portland Terminal Facility to comply with all environmental and other regulatory laws, rules and regulations. The Lease Agreement grants Arc Terminals substantially all authority to operate, and imposes onto it the responsibility for the operation of, the Portland Terminal Facility. So long as Arc Terminals is not in default under the Lease Agreement, it shall have the right to purchase the Portland Terminal Facility at the end of the third year of the Lease Agreement and at the end of any month thereafter by delivery of 90 days’ notice.

CorEnergy holds a 6.6 percent direct investment in Lightfoot Capital Partners, LP (“Lightfoot”) and a 1.5 percent direct investment in Lightfoot Capital Partners GP LLC, the general partner of Lightfoot. Lightfoot’s assets include common units and subordinated units representing an approximately 40 percent aggregate limited partner interest, and a non-economic general partner interest, in Arc Logistics. An employee of an affiliate of CorEnergy currently serves as a director on the board of directors of Arc Logistics GP LLC, the general partner of Arc Logistics.

The foregoing description of the Lease Agreement and the Guaranty is not complete and is qualified in its entirety by reference to the full text of the Lease Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amendment to Credit Agreement

On January 21, 2014, Arc Terminals, as borrower, and Arc Logistics and its other subsidiaries, as guarantors, entered into the First Amendment (the “First Amendment”) to the Second Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) and the Amended and Restated Guaranty and Security Agreement, as the case may be. The First Amendment principally modifies certain provisions of the Credit Agreement to permit entry into the Lease Agreement and the Guaranty.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description under “Lease Agreement and Guaranty” above under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description under “Amendment to Credit Agreement” above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	Lease, dated January 21, 2014, by and between Arc Terminals Holdings LLC, as Lessee, and LCP Oregon Holdings, LLC, as Lessor.

10.2	Guaranty of Lease, dated January 21, 2014, by Arc Logistics Partners LP, as Guarantor.

10.3	First Amendment, dated January 21, 2014, to the Second Amended and Restated Revolving Credit Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP, Arc Logistics LLC, Arc Terminals Holdings LLC, as Borrower, the Lenders thereto and SunTrust Bank, as Administrative Agent, and the Amended and Restated Guaranty and Security Agreement, dated November 12, 2013, by and among Arc Terminals Holdings LLC, as Borrower, and the Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

	By:	Arc Logistics GP LLC, its general partner

Date: January 24, 2014	By:	/s/ Vincent T. Cubbage

Name: Vincent T. Cubbage Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Lease, dated January 21, 2014, by and between Arc Terminals Holdings LLC, as Lessee, and LCP Oregon Holdings, LLC, as Lessor.

10.2	Guaranty of Lease, dated January 21, 2014, by Arc Logistics Partners LP, as Guarantor.

10.3	First Amendment, dated January 21, 2014, to the Second Amended and Restated Revolving Credit Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP, Arc Logistics LLC, Arc Terminals Holdings LLC, as Borrower, the Lenders thereto and SunTrust Bank, as Administrative Agent, and the Amended and Restated Guaranty and Security Agreement, dated November 12, 2013, by and among Arc Terminals Holdings LLC, as Borrower, and the Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties.